UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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VITRIA TECHNOLOGY, INC.

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Media Contact:
Jane Underwood	Caroline Japic
Vitria Investor Relations	Vitria
+1- 408-212-2608	+1-650-619-4162
junderwood@vitria.com	cjapic@vitria.com

VITRIA APPEALS NASDAQ NOTICE REGARDING MINIMUM BID PRICE

SUNNYVALE, Calif. – April 30, 2003 – Vitria®, (Nasdaq:VITR), a leading provider of business process integration solutions, today announced it has received a Nasdaq Staff Determination stating that the company has failed to comply with the $1.00 per share minimum bid price required for continued listing on the Nasdaq National Market. Accordingly, Vitria’s common stock is subject to delisting from the Nasdaq National Market. Vitria is currently in compliance with all other requirements for continued listing on the National Market.

Vitria has requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the delisting determination. Although there can be no assurance that the Nasdaq Listing Qualifications Panel will grant the company’s request for continued listing on the National Market, the hearing request will stay the delisting of the company’s common stock pending the panel’s decision. Oral hearings are typically held approximately 45 days after the filing of an appeal.

On April 22, 2003, Vitria filed a definitive proxy statement with the Securities and Exchange Commission that includes, among other items, a proposal for a reverse stock split. The proposal seeks authorization from Vitria’s stockholders to grant the company’s Board of Directors the discretion to implement a reverse stock split in the range of 2:1 to 6:1. Votes on the proposal will be counted at the annual stockholders’ meeting, which is on May 16, 2003. Even if stockholders approve the resolution, the Board will have the discretion on whether to implement the reverse stock split.

About Vitria

Vitria (Nasdaq: VITR) is a leading provider of business process integration solutions. With 35 offices around the world, Vitria’s customer base includes such companies as Bell South, The Blue Cross Blue Shield Association, BP, DaimlerChrysler Bank, Dana, Generali, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds and Reynolds, Schneider Logistics, Sprint, Trane, and Trans Union, and the U.S. Departments of Defense and Veteran’s Affairs. For more information call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.

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Vitria is a registered trademark of Vitria Technology, Inc. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements regarding the continued listing of Vitria’s Common Stock on the Nasdaq National Market. For the risks associated with the possible delisting of the Vitria’s Common Stock from the Nasdaq National Market and for other risks related to Vitria please see Vitria’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003. Vitria does not undertake an obligation to update forward-looking statements.

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